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                                                                 EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the use of our reports covering the audited historical financial statements of Knickerbocker Properties, Inc. II, dated July 20, 1998 and The Phoenix Group, dated August 12, 1998, incorporated by reference into Post-Effective Amendment No. 2 on Form S-3 to Registration Statement No. 333-61543 on Form S-11 of Cabot Industrial Trust and to all references to our firm included in Post-Effective Amendment No. 2 to this registration statement.


                                    Arthur Andersen LLP

New York, New York
April 7, 1999